Exhibit 99.1

THE HOWARD HUGHES CORPORATION® AND HOWARD HUGHES HOLDINGS INC. ®
 ANNOUNCE COMPLETION OF NEW HOLDING COMPANY STRUCTURE

HOUSTON, August 11, 2023 – The Howard Hughes Corporation® (“HHC”) and Howard Hughes Holdings Inc.® (“Howard Hughes Holdings”) today announced completion of the previously announced holding company structure, making Howard Hughes Holdings the parent holding company of HHC. Howard Hughes Holdings replaces HHC as the public company trading on the New York Stock Exchange. HHC traded on the New York Stock Exchange under the ticker symbol “HHC”. Commencing on Monday, August 14, 2023, Howard Hughes Holdings will trade under the new ticker symbol “HHH”.

Each existing share of HHC common stock outstanding immediately prior to the reorganization has automatically converted, on a one-for-one basis, into a share of common stock of Howard Hughes Holdings, having the same designation, rights, powers, and preferences and qualifications, limitations, and restrictions as a share of HHC common stock immediately prior to the reorganization. Accordingly, HHC stockholders automatically became stockholders of Howard Hughes Holdings with the same number and ownership percentage of shares in Howard Hughes Holdings as they held in HHC immediately prior to the reorganization. HHC now operates as a wholly owned subsidiary of Howard Hughes Holdings. The Board of Directors and the executive officers of HHC immediately prior to the reorganization continue in their same roles at Howard Hughes Holdings.

The holding company reorganization, which is intended to be a tax-free transaction for U.S. federal income tax purposes for HHC’s stockholders, will promote the growth of its businesses, including by providing additional flexibility to fund future investment opportunities and to segregate assets and related liabilities in separate subsidiaries.

Howard Hughes Holding’s common stock (NYSE: HHH) will begin trading at the opening of trading on August 14, 2023, under the new CUSIP number 44267T102.

About Howard Hughes Holdings Inc.®

Howard Hughes Holdings Inc.® owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including: the Seaport in New York City; Downtown Columbia® in Maryland; The Woodlands®, Bridgeland® and The Woodlands Hills® in the Greater Houston, Texas area; Summerlin® in Las Vegas; Ward Village® in Honolulu, Hawaiʻi; and Teravalis™ in the Greater Phoenix, Arizona area. Howard Hughes Holdings’ portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. Howard Hughes Holdings is the parent holding company of The Howard Hughes Corporation®, which was traded on the New York Stock Exchange as HHC; commencing on Monday, August 14, 2023, Howard Hughes Holdings will trade under the ticker HHH. For additional information visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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Media Contact

Cristina Carlson, 646-822-6910

SVP, Head of Corporate Communications

cristina.carlson@howardhughes.com

Investor Relations

Eric Holcomb, 281-475-2144

SVP, Investor Relations

eric.holcomb@howardhughes.com

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